Exhibit 99.1

Flux Power Announces Record Quarterly Revenue of $6.5M for

Second Quarter of FY 2021; Increase of 79% YOY

Investor Conference Call at 4:30 PM ET

Vista, CA – February 11, 2021 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion industrial batteries for commercial and industrial equipment, today reported financial results for its second quarter of fiscal year 2021 (Q2’21).

Financial Highlights:

●	Q2’21 revenue grew 79% to a record $6.5M compared to Q2’20 revenue of $3.6M.
●	Q2’21 gross margin increased to 23.0% compared to 9.0% in Q2’20.

Strategic Highlights:

●	Received initial orders from a global food producer.
●	Continued business expansion with Beam Global by supplying battery packs for solar energy storage in their mobile EV charging stations.
●	Executed cost reductions and design related actions to improve gross margins.
●	Announced three patents pending for advanced lithium-ion battery technology.
●	Developed the next generation LiFT Pack M24 for Class III end riders and center riders, to be launched at the ProMat DX material handling tradeshow.
●	Received UL Listing for battery packs for narrow aisle walkies and end riders.

“The Flux Power team worked hard last quarter to deliver record revenue despite the COVID-19 pandemic,” said Flux Power CEO Ron Dutt. “Our expanded UL Listings and three patents pending support our goal to lead the adoption of lithium-ion solutions for Fortune 500 customers.”

Q2’21 Financial Results

Revenue: Q2’21 revenue increased by 79% to $6.5M compared to $3.6M in Q2’20, driven by sales of larger LiFT Packs and stationary power applications.

Gross Profit: Q2’21 gross profit improved to $1.5M compared to a gross profit of $326K in Q2’20 principally reflecting higher sales volumes and gross margin improvements.

Selling & Administrative: Expenses increased to $3.1M in Q2’21 from $2.2M in Q2’20, reflecting expense for our $50M shelf registration and “At-The-Market” offering, D&O insurance increases, increased sales commissions, and increased customer support expense from over 8,000 battery packs in the field.

Research & Development: Expenses increased to $1.6M in Q2’21, compared to $1.0M in Q2’20 reflecting our continued rollout of new product models, third party expense for added UL Listing certification, UN38.3 certification for transportation, and further development of our telemetry products.

Net Loss: Q2’21 net loss increased slightly to $3.4M from a net loss of $3.3M in Q2’20, principally reflecting higher operating costs offsetting gross profit increases and lower interest expense from debt conversions of $2.2M.

Fiscal Year 2021 Outlook

Our business momentum continues on track, with our seasonally slower quarter which ended September 30 behind us. While the COVID-19 pandemic created caution with lockdowns and increased infection rates in the quarter ended December, logistic and material handling needs were not significantly impacted.

Despite restrictions from the COVID-19 environment, we made progress on acquiring new customers, with initial orders from several Fortune 500 companies.

Our product expansion plans are on track with new models, added UL listings and OEM support; these developments expand our product platform for large fleets.

CEO Ron Dutt added, “The strong activity in the electrification sector during Q2’21 provides clear signals on sustained interest in renewable energy and environmentally clean sources of power for equipment. Flux Power is well positioned to serve this growing demand.”

Conference Call

Management will hold a conference call today starting at 4:30 PM ET. Investors and analysts interested in joining the call are invited to dial (833) 428-8374 or (270) 240-0543. The conference ID is 2178397. A recording of the conference call will be uploaded to the Flux Power website once it is available.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced lithium-ion energy storage solutions for lift trucks, airport ground support equipment (GSE), stationary energy storage, and other industrial and commercial applications. Flux Power’s “LiFT Pack” battery packs, including its proprietary battery management system (BMS), provide its customers with a better performing, higher value, and more environmentally friendly alternative as compared to traditional lead acid and propane-based solutions.

Cautionary Statement Regarding Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog:	Flux Power Blog
News	Flux Power News
Twitter:	@FLUXpwr
LinkedIn:	Flux Power

Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2020 (Unaudited)	June 30, 2020

ASSETS

Current assets:
Cash	$4,653,000	$726,000
Accounts receivable	4,462,000	3,069,000
Inventories	6,588,000	5,256,000
Other current assets	696,000	787,000
Total current assets	16,399,000	9,838,000
Right of use asset	3,238,000	3,435,000
Other assets	132,000	174,000
Property, plant and equipment, net	818,000	528,000

Total assets	$20,587,000	$13,975,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$4,715,000	$4,648,000
Accrued expenses	1,795,000	1,400,000
Deferred revenue	38,000	4,000
Customer deposits	13,000	1,563,000
Due to Factor	-	469,000
Short-term loans – related party	-	2,057,000
Line of credit - related party	2,403,000	5,290,000
Paycheck Protection Program loan payable	1,297,000	-
Financing lease payable	8,000	28,000
Office lease payable, current portion	404,000	288,000
Accrued interest	202,000	50,000
Total current liabilities	10,875,000	15,797,000

Long term liabilities:
Paycheck Protection Program loan payable	-	1,297,000
Office lease payable, less current portion	3,089,000	3,301,000

Total liabilities	13,964,000	20,395,000

Stockholders’ equity (deficit):

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,193,110 and 7,420,487 shares issued and outstanding at December 31, 2020 and June 30, 2020, respectively	12,000	7,000
Additional paid-in capital	67,371,000	46,985,000
Accumulated deficit	(60,760,000)	(53,412,000)

Total stockholders’ equity (deficit)	6,623,000	(6,420,000)

Total liabilities and stockholders’ equity (deficit)	$20,587,000	$13,975,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2020	2019	2020	2019
Net revenue	$6,469,000	$3,615,000	$10,968,000	$5,534,000
Cost of sales	4,980,000	3,289,000	8,606,000	5,091,000

Gross profit	1,489,000	326,000	2,362,000	443,000

Operating expenses:
Selling and administrative expenses	3,135,000	2,229,000	6,055,000	4,492,000
Research and development	1,594,000	1,021,000	3,101,000	2,361,000
Total operating expenses	4,729,000	3,250,000	9,156,000	6,853,000

Operating loss	(3,240,000)	(2,924,000)	(6,794,000)	(6,410,000)

Interest expense	(124,000)	(383,000)	(554,000)	(711,000)

Net loss	$(3,364,000)	$(3,307,000)	$(7,348,000)	$(7,121,000)

Net loss per share - basic and diluted	$(0.29)	$(0.65)	$(0.69)	$(1.39)

Weighted average number of common shares outstanding - basic and diluted	11,633,793	5,106,781	10,647,181	5,105,061

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